Exhibit 10.1

RES-CARE, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

(as amended effective June 27, 2008)

                Res-Care, Inc. hereby establishes an omnibus incentive compensation plan for the benefit of its employees and directors, as set forth below.

Section 1 — PURPOSE

The Company adopts this compensation program for certain key employees and directors to (a) increase the profitability and growth of the Company, (b) provide competitive compensation, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and (d) motivate key employees and directors to contribute to the Company’s success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

                2.1           “Award” means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, Restricted Stock Unit, Cash Dividend Right, Dividend Unit Right, Other Incentive Award or a Performance Award granted under the Plan.

                2.2           “Award Agreement” shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

                2.3           “Board” means the Board of Directors of the Company.

                2.4           “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Stock during the period such Award is outstanding.

                2.5           “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (iii) the persons who were

Directors immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.  Provided, however, that the Committee may provide in an Award Agreement that it believes will constitute “deferred compensation” pursuant to Code Section 409A, that  “Change in Control” for purposes of the subject Award will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation.

                2.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

                2.7           “Committee” shall, for purposes of Plan administration and interpretation,  mean the Executive Compensation Committee of the Board, except that, (i) with respect to the terms of and grants of Awards to non-employee Directors, the Corporate Governance and Nominating Committee of the Board shall make decisions, (ii) the entire Board may act to grant any Awards in lieu of the Executive Compensation Committee or the Corporate Governance and Nominating Committee, and, (iii) except with respect to Awards to Named Executives, grant authority may be delegated to the Chief Executive Officer of the Company.  If at any time the Executive Compensation Committee does not consisting of two or more members of the Board, each of whom is both a “non-employee director” and an “outside director,” another committee shall be designated by the Board.  For purposes of this Section, (A) “outside director” means a Director of the Company who either (i) (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an “affiliated corporation” who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an “affiliated corporation” at any time, and (d) does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (B) “non-employee director” means a Director of the Company who (i) is not a current Employee or officer of the Company or its parent or a subsidiary, (ii) does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.

                2.8           “Company” shall mean Res-Care, Inc. and its successors.

                2.9           “Director” means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

                2.10         “Disability” means permanent disability within the meaning of Section 22(e)(3) of the Code.

                2.11         “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the whole number of shares of Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Stock during the period such Award is outstanding.

                2.12         “Effective Date” shall have the meaning set forth in Section 18.

                2.13         “Employee” means an employee of the Company or a Subsidiary.

                2.14         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                2.15         “Fair Market Value” means, as of any Grant Date, closing sale price of a share of Stock as reported on the Nasdaq National Market, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was a reported sale.  If there shall be any material alteration in the present system of reporting sale prices of the Stock, or if the Stock shall no longer be listed on the Nasdaq National Market, the Fair Market Value of a share of Stock, as of a Grant Date, shall be determined by such method as shall be determined in good faith by the Committee.

                2.16         “Full Value Award” means any Award under which a Participant may be issued shares of Stock without the Participant tendering consideration therefor in the form of Stock or cash at least equal to the Fair Market Value at the Grant Date of the Stock issuable upon exercise or maturity of the Award.

                2.17         “Grant Date” means, with respect to an Award, the date on which the Committee approves the grant of an Award pursuant to Section 4.4, or such later date as is determined and explicitly specified in an Award Agreement.

                2.18         “Incentive Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

                2.19         “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer), and any other person for whom executive compensation disclosure is required under the Exchange Act or for whom short-term trading reports are required under Section 16(a) of the Exchange Act.

                2.20         “Nonqualified Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

                2.21         “Other Incentive Award” means an incentive award granted to a Participant pursuant to Section 12.

                2.22         “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

                2.23         “Option Period” means the period from the Grant Date of an Option to the date the period for exercise of the Option expires (which date might be determined based on the condition that certain performance measures be attained) as stated in the Award Agreement.

                2.24         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

                2.25         “Participant” means an Employee or Director who has been granted an Award under the Plan.

                2.26         “Performance Award” means an Award granted pursuant to Section 11 under which, upon the satisfaction of predetermined performance measures, cash, shares of Stock, or a combination thereof is paid to the Participant.

                2.27         “Plan” means this Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan.

                2.28         “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award or Restricted Stock Unit to the date when the restrictions placed on the Award in the Award Agreement lapse.

                2.29         “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

                2.30         “Restricted Stock Unit” means an Award granted pursuant to Section 10 under which, upon the lapse of predetermined restrictions, shares of Stock are issued to the Participant.

                2.31         “Stock” means the Company’s voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

                2.32         “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted under Section 7 of the Plan.

                2.33         “Subsidiary” means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

                2.34         “Termination of Employment” or “Service” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or any Parent or Subsidiary.  With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Company and any Parent or Subsidiary.  The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the Employee’s employment relationship.  No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 8.

Section 3 — STOCK SUBJECT TO THE PLAN

                3.1           Available Stock.

                                (a)           Subject to adjustment as provided in Section 3.2 and as provided in Section 3.1(c), the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, and the maximum number of shares that may be issued pursuant to Incentive Stock Option Awards, shall be (i) 3,000,000 shares (including 1,000,000 shares originally authorized upon the Effective Date of the Plan), plus (ii) no more than 213,760 shares of Stock remaining available for issuance as of the Effective Date of the Plan under the Company’s 2000 Stock Option and Incentive Compensation Plan and 2000 Nonemployee Directors Stock Ownership Incentive Plan (the “Prior Plans”), plus (iii) any share subject to an award previously granted under a Prior Plan which is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award, which cannot occur with respect to more than 2,264,776 shares subject to outstanding awards as of the Effective Date of the Plan, or, in total, no more than 5,478,536 shares.  When adopted by the Company’s shareholders, this Plan shall amend the Prior Plans to immediately terminate the right to make additional grants under the Prior Plans.

                                (b)           The maximum number of shares of Stock that may be subject to all Awards granted under the Plan to any one Participant during a calendar year is 500,000 from the total set forth in subparagraph (a) above, or $1,000,000 for cash-based Awards, plus the unused amount of this per-person Award limit from the prior fiscal years as to any particular individual.

                                (c)           The maximum number of shares of Stock that may be subject to issuance under Awards that are Full Value Awards shall be 3,275,000 shares of Stock.

                3.2           Changes in Capitalization.   In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option or payment of another Award, and subject to Section 14.1, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Awards; provided that the number of shares subject to an Award shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well so as not to trigger issues under Code Section 409A.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

                3.3           Adjustments for Awards.   The Committee shall have sole discretion to determine the manner in which shares of Stock available for grant of Awards under the Plan are counted.  Without limiting the discretion of the Committee under this Section 3.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Stock available for grant of Awards under the Plan:

                                (a)           The grant of Options, Restricted Stock. Performance Awards or other Incentive Awards to be settled in Stock shall initially reduce the number of shares of Stock available for grant of Awards under the Plan by the number of shares of Stock subject to such an Award, and that number shall remain unavailable (even after exercise or maturity of that Award), except as provided in (c) or (d) below.

                                (b)           The grant of SARs that may be paid or settled only in Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Stock with respect to which the Award is exercised over the number of shares of Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

                                (c)           If any Award referred to in Sections 3.3(a) or (b), is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares with respect to which the Award can no longer be exercised or realized by the Participant shall again be available for grant of Awards under the Plan.

                                (d)           If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price.  If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

Section 4 — ADMINISTRATION

                4.1           Committee Governance.   Except with respect to other parties to whom Section 2.7 gives the power to make specific Awards hereunder, the Plan shall be administered by the Executive Compensation Committee.  Any Committee acting hereunder shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine.  The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable.  Written action of the

Committee may be taken unanimously by its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held.  A majority of Committee members shall constitute a quorum for purposes of meeting.  The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

                4.2           Committee to Interpret Plan.   Subject to the provisions of the Plan, the Executive Compensation Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 15, amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.  All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Section 409A of the Code or to comply with that Code Section’s requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment.  Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee, and the Board shall attempt to reconcile any such constructions, interpretations or administrative procedures that will have application to more than one class of Participant.

                4.3           Liability; Indemnification.   No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

                4.4           Selection of Participants.   The Committee as defined in Section 2.7 shall have the authority to grant Awards from time to time to such Employees and Directors as may be selected by it in its sole discretion.  The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee’s operation, or (iii) where the authority to serve as the Committee rests with the CEO, when any paper or electronic writing by the CEO listing the material terms of the grants (i.e., at least the names of Participants and amount and type of Awards to be granted to each), is delivered to another officer for purposes of directing the prompt preparation of Award Agreements.

                4.5           Decisions Binding.   All determinations and decisions made by the Committee pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

                4.6           Award Agreements.   Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.  An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and, if required by its terms, by the Employee and delivered to the Committee or its designee, and the Employee has otherwise complied with the applicable terms and conditions of the Award.  The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

                4.7           Administration With Respect To Named Executives.   The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Section 162(m) of the Code.  With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Section 162(m) of the Code.

Section 5 — AWARDS UNDER THE PLAN

                Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Committee shall determine.  Directors and Employees who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection by the Committee under Section 4.4 to receive Awards.

Section 6 — STOCK OPTIONS

                6.1           Grant.   Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.  If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code.  All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

                6.2           Exercise Price.  The exercise price per share of Stock covered by an Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.  If an Incentive Stock Option is granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

                6.3           Option Period.  The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date.  No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date.  Options may expire prior to the end of the Option Period due to the Participant’s Termination of Employment as provided in Section 8, or in accordance with any provision of the Award Agreement.  No Option may be exercised at any time unless the Option is valid and outstanding.

                6.4           Limitation on Amount of Incentive Stock Options.  The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000.  Options or portions of Options exercisable as a result of acceleration under Section 11.2 in excess of the $100,000 limit described herein shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. § 1.422-4.

                6.5           Transferability of Options.  Except as otherwise provided in this Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative).  The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to (i) the Participant’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable.  Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution.  Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant.  However, for purposes of exercising the Option, the term Participant shall refer to the transferee.  In addition, for purposes of the death benefit provisions of Section 8, the Participant’s

Representative shall be deemed to refer to the transferee, the personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

                6.6           Exercise.  An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

                6.7           Method of Exercise.  To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 17.  No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

                6.8           Payment of Exercise Price.  To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least six months (12 months in the case of Shares acquired by exercise of an Incentive Stock Option) evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance; (iii) if specifically allowed in the Award Agreement, by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof.  Notwithstanding the preceding sentence, any such right to exercise by delivering already owned shares or by retaining shares of Stock subject to the Option shall be void from its inception if such right is deemed to be a feature allowing deferral of compensation with the meaning of Section 409A of the Code that would eliminate the Option’s status as exempt from the deferred compensation rules of that Section.  If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option.  If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1.  Any surrender by a person subject to the reporting requirement of Section 16(b) of the Exchange Act of previously owned shares of Stock to satisfy tax withholding obligations arising upon exercise of an Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

Section 7 — STOCK APPRECIATION RIGHTS

                7.1           Grant.  All Stock Appreciation Rights (“SARs”) granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

                7.2           Exercise Price.  The exercise price per share of Stock subject to an SAR shall be specified in the Award Agreement and determined by the Committee at the time of grant, but the exercise price shall not be less than Fair Market Value of the Stock on the Grant Date.

                7.3           Exercise Period.  The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date.  No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

                7.4           Nontransferability.  No SAR shall be transferable other than by will or by the laws of descent and distribution, and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative).

7.5           Exercise.  An SAR may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

7.6           Method of Exercise.  To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised.

7.7           Payment Upon Exercise.  Upon the exercise of an SAR, a Participant shall be entitled to receive an amount of cash (subject to the SARs terms complying with Section 16.1 hereof) or whole shares of Stock equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised.  No fractional shares of Stock will be issued upon the exercise of an SAR.  If the calculation of the number of shares of Stock to be issued upon the exercise of an SAR results in fractional shares, then the number of shares of Stock will be rounded up to the nearest whole share of Stock.  The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise.

Section 8 — LIMITATIONS ON EXERCISE AFTER TERMINATION OF

EMPLOYMENT OR SERVICE

                8.1           Exercise after Termination.  After a Participant’s Termination of Employment or Service, an Award may be exercised or may mature only to the extent that the Award was exercisable immediately before the Termination of Employment or Service, but in no event after the expiration date of the Award as specified in the Award Agreement.  Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant’s right to exercise or receive the unrestricted value of an Award upon Termination of Employment or Service shall terminate:

                                (a)           At the expiration of one year in the event of Disability of the Participant;

                                (b)           At the expiration of one year after the Participant’s death if the Participant’s Termination of Employment or Service occurs by reason of death, any Award exercised or realized under this subparagraph (b) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Award by bequest or inheritance; or

                                (c)           No later than three months after the Participant’s Termination of Employment or Service for any reason other than those described in (a) and (b) above or termination for “Cause” as described in Section 8.2.

                8.2           Termination for Cause.  Unless an Award agreement provides to the contrary,. if the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Awards and all Awards having performance conditions not yet met or restrictions that have not lapsed, immediately upon the Termination of Employment.  For purposes of this Plan, “Cause” shall have the definition set forth in the employment agreement between the Company and the Employee, if any; otherwise, “Cause” shall mean the Employee’s (i) willful failure to substantially perform such Employee’s duties on behalf of the Company, (ii) repeated gross negligence in performing such Optionee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful and improper actions contrary to the Company’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the company, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

Section 9 — RESTRICTED STOCK AWARDS

                9.1           Grant.  All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.  The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 13.3), as soon as practicable after the Grant Date.  The Secretary of the Company shall hold such certificates for the Participant’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

                9.2           Restriction Period.  The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement.  The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the retirement, death or Disability of the Participant.  The Committee may not retain the discretion to lengthen the restriction period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax.  Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Employment during the Restriction Period for any reason, the Participant’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

                9.3           Rights of Participant.  Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period.  Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.  The Committee may provide in an Award Agreement that dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same Restriction Period applicable to the original Restricted Stock Award.  In the event of any adjustment as provided in Section 3.2 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

                9.4           Expiration of Restriction Period.  At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire.

                9.5           Nontransferability.  No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant’s ownership of the stock free of restrictions has been issued in accordance with Section 16.3.

Section 10 — RESTRICTED STOCK UNITS

                10.1         General.  All Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but at a minimum shall contain such terms, conditions and restrictions on the Restricted Stock Unit and the period for which they apply, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.  Upon the lapse of the restrictions, the Participant shall be entitled to receive from the Company a number of shares of Stock equal to the number of Restricted Stock Units granted under the Award.

                10.2         Rights of Participant.  A Participant shall not, with respect to a Restricted Stock Unit, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 10.4 below.

                10.3         Nontransferability.  No Restricted Stock Unit shall be transferable other than by will or by the laws of descent and distribution.

                10.4         Dividends.  The Committee may provide in the Award Agreement for a Cash Dividend Right or a Dividend Unit Award in tandem with the Restricted Stock Unit Award.

Section 11 — PERFORMANCE AWARDS

                11.1         Grant.  Performance Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation.  Performance Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but at a minimum shall set forth (i) the amount of cash, the number of shares of Stock, or combination of both that the Participant may receive, (ii) the performance objectives (the “Performance Goals”), (iii) the performance period over which the performance measure is determined (the “Performance Period”), (iv) the date on which payment under the Award, if any, will be made, and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.  The Performance Goals may include, but need not be limited to, those established to comply with the performance criteria in Section 14 hereof.

                11.2         Payment.  The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award of the Performance Goals.  After completion of a Performance Period, the performance of the Company or the Employee will be measured against the Performance Goals, and the Committee will determine whether all, none, or any portion of a Performance Award will be paid.

                11.3         Revision of Performance Goals.  As to any Performance Award not subject to Section 13, at any time before the end of a Performance Period, the Committee may revise the Performance Goals if unforeseen events occur that have a substantial effect on the performance of the Company or the Employee, and that the Committee determines make the application of the Performance Goals unfair unless a revision is made.

                11.4         Rights of Participant.  A Participant shall not, with respect to a Performance Award under which Stock may in the future be issued, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 11.6 below.

                11.5         Nontransferability.  No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution.

                11.6         Dividends.  The Committee may provide in the Award Agreement for a Performance Award for shares of Stock that any dividends declared on the Stock during the Performance Period that would have been paid with respect to such shares had they been owned by the Participant be paid in cash or additional shares to the Participant at the end of the Performance Period.

Section 12 — OTHER INCENTIVE AWARDS

                Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine.  Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation.  Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

Section 13 — MINIMUM VESTING REQUIREMENTS

                Except with respect to a maximum of five percent of the shares of Stock authorized in Section 3.1(a), any Restricted Stock Award, Restricted Stock Unit, or Other Incentive Award that is payable in shares of Stock that vest solely on the basis of a Participant’s continued employment or service with the Company will not vest any more rapidly than annual pro-rata vesting over a three-year period, and any Award that vests upon the attainment of performance goals will provide for a performance period of at least 12 months, in either case, subject to the provisions of Section 15 and the Committee’s discretion to accelerate vesting upon a Participant’s death, Disability or retirement.

Section 14 — SECTION 162(m) COMPENSATION

                14.1         Code Section 162(m) Requirements.  Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Restricted Stock Award, Restricted Stock Unit, Performance Award or Other Incentive Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, the Committee may provide that this Section 14 is applicable to such Award.

                14.2         Performance Criteria.  If an Award is subject to this Section 14, the distribution of shares of Stock under the Award shall be subject to the achievement of one or more objective performance goals established by and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the

Company, as reported or calculated by the Company:  (i) revenues, (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) return on assets, return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vi) economic value created; (vii) one or more operating ratios; (viii) stock price, dividends or total stockholder return; (ix) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, or (x) quality goals that are objectively determinable (collectively, the “Performance Criteria”).  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.  Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 14.2 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

                14.3         Adjustment of Awards.  Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is subject to this Section 14, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

Section 15 — ADJUSTMENTS UPON CHANGE OF CONTROL,
OR CERTAIN OTHER TRANSACTIONS

                15.1         Change of Control.

                                (a)           Options and SARs.  The Committee, in its discretion, may provide in an Award Agreement that each outstanding Option and SAR shall become exercisable in full in the event of a Change of Control.  In addition, in the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Except where such discretion would be prohibited under Section 409A of the Code, the Committee shall have the discretion to revoke or limit the acceleration of exercisability of an Option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board or otherwise occurs.  Unless the Committee believes that cash payment would make an Option or SAR not otherwise subject to Code Section 409A “deferred compensation” within the meaning of that Section, which deferred compensation would not be in compliance with Code Section 409A, a Participant may be entitled to receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR and (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares of Stock covered by the Option.

                                (b)           Restricted Stock.  The Committee, in its discretion, may provide in an Award Agreement that in the event of a Change of Control, the Restriction Period of any Restricted Stock Award shall lapse.

                                (c)           Assumption of Option or SAR.  For purposes of Section 15.1(a), an Option or SAR shall be considered assumed if the Committee determines, at the time of issuance of the stock or other consideration upon such Change of Control, that the holder of the Option or SAR would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if the holder had been, immediately before the effective time of the transaction, the holder of the number of shares of Stock covered by the Option or SAR at such time (whether or not the Option or SAR was then exercisable and after giving effect to any adjustments in the number of Shares covered by the Option or SAR as provided in Section 3.2).  If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its Parent, the Committee shall provide for the consideration to be received upon exercise of the Option or SAR to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the consideration per share received by holders of Stock in the transaction.

                15.2         Certain Distributions.  In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding Option or SAR to reflect the effect of such distribution.

                15.3         Other Adjustments.  The Committee is authorized to make, in its sole discretion and without the consent of Participants, adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual and nonrecurring events affecting the Company, or changes of applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 16 — AMENDMENTS AND TERMINATION

                16.1         Amendments and Termination.  The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

                                (a)           Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant’s consent, other than as provided in Section 3.2 or 15;

                                (b)           Extend the Option Period or exercise period of an SAR, or the vesting/payment (and taxation) date of a Performance Award or a Restricted Stock Award or Unit beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A;

                                (c)           Decrease the price of an Option or the base price of any SAR to less than the Fair Market Value on the date the Award was granted; or

                                (d)           Without the approval of the shareholders:

                                                (i)            Increase the total amount of Stock which may be delivered under the Plan;

                                                (ii)           Decrease the exercise price of any Option or SAR to less than the exercise price on the Grant Date;

                                                (iii)          Extend the period during which Awards may be granted; or

                                                (iv)          In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued eligibility for the performance-based compensation exemption under Section 162(m) of the Code.

                16. 2        Conditions on Awards.  In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

                16.3         No Repricing.  Except for adjustments made pursuant to Section 3.2, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

                16.4         No Reload Rights.  Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

                16.5         Selective Amendments.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

Section 17 — GENERAL PROVISIONS

                17.1         Section 409A Compliance.  Notwithstanding any other provision of the Plan, any Award under the Plan that comes within the meaning of Code Section 409A’s definition of “deferred compensation” shall be designed and granted in such a way as to comply with that

Code Section’s election timing rules, limitation on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, subject only to delay in accordance with Code Section 409A’s provisions, and never subject to acceleration.

                17.2         Issuance of Stock.  As soon as practicable following exercise or maturity of an Award to be satisfied in Stock, and subject to Section 17.5, the Company will deliver to the Participant the shares of Stock acquired upon such exercise or maturity either by (i) physical delivery of the certificate(s) for such shares or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

                17.3         Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

                17.4         Transfers, Leaves of Absence and Other Changes in Employment Status.  For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment.  The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 16.3.

                17.5         Restrictions on Distribution of Stock.  The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof.  No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed.  The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to facilitate the sale, transfer or other disposition of Stock issued pursuant to an Award.

                17.6         Assignment Prohibited.  Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant’s lifetime, only by the Participant.  Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

                17.7         Other Compensation Plans.  Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to shareholder approval if such approval is required.

                17.8         Limitation of Authority.  No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee or an officer of the Committee duly authorized by the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto.  Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

                17.9         No Right to Employment.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person’s service or employment at any time.

                17.10       Not a Shareholder.  The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

                17.11       Severability.  If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                17.12       Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

                17.13       Governing Law.  The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company’s state of incorporation, as it may change from time to time.

Section 18 — TAXES

                18.1         Tax Withholding.  All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld.  If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

                18.2         Share Withholding.  If permitted by the Committee in an Award Agreement, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld if the Committee first determines that such a feature would not bring the Award within the definition of deferred compensation for purposes of Section 409A of the Code, or would comply with that Code Section.

                18.3         Tax Reporting.  The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise.  The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award, or the satisfaction of the criteria of a Performance Share Award, and related income and employment tax withholding related thereto, shall be reported on the Employee’s W-2 Form for the year of exercise or vesting (as the case may be) or required by the Code.

Section 19 — EFFECTIVE DATE OF PLAN

                The Plan shall be effective on the date (the “Effective Date”) when the Board of Directors adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of the Effective Date.  Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 20 — TERM OF PLAN

                The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 19.

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